Exhibit 99.1

March 30, 2021

Dear Summit Healthcare REIT, Inc. Shareholder:

It is our pleasure to provide you with an update on Summit Healthcare REIT, Inc. (“we” or the “REIT” or “Summit”). If you are receiving this letter by regular mail, enclosed is a statement of your account as of December 31, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2020. If you have elected to receive correspondence from us by email, your statement is available on the investor web portal on our website - www.summithealthcarereit.com, and you will receive the Annual Report on Form 10-K via regular mail.

ANNUAL REPORT ON FORM 10-K AND SHARE VALUE

On March 29, 2021 we filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the Securities and Exchange Commission (“SEC”). The estimated per share value as of December 31, 2020, as stated in the Form 10-K, is $2.90. This represents a $0.08 increase from the previous year’s estimated value of $2.82. Please review our Form 10-K for important information regarding this estimate.

CASH FLOW FROM OPERATIONS AND FUNDS FROM OPERATIONS (“FFO”)

Net cash provided by operating activities was $760,000 for the year ended December 31, 2020 compared to $835,000 for the year ended December 31, 2019. FFO per share was $0.14 for the year ended December 31, 2020 compared to $0.11 for the same period last year. FFO is a non-GAAP supplemental financial measure that is widely recognized as a measure of REIT operating performance. We compute FFO in accordance with the definition outlined by the National Association of Real Estate Investment Trusts. For further discussion on cash flows and FFO, please refer to the Form 10-K for the year ending December 31, 2020.

2020 YEAR IN REVIEW - CORONAVIRUS (COVID-19) UPDATE

In many ways, 2020 forever changed the healthcare industry and how it operates. This time last year, concepts such as “lockdowns,” “social distancing” and “mask mandates” were unknown or very new to most of us. Today they are part of our everyday language as the COVID-19 pandemic continues to impact all aspects of our lives. In 2020, senior living and care communities did their best to adapt to this standard while facing unprecedented financial and operational pressure. During 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was created to provide approximately $2.1 trillion in direct economic stimulus assistance to business owners to help maintain on-going operations. Federally funded grants and forgivable loan programs under the CARES Act have become available to those operators and businesses that qualify.  These programs include the Paycheck Protection Program (PPP), an SBA-backed loan program that helps businesses keep their workforce employed during the COVID-19 crisis with a forgivable loan feature if certain qualifications are met; the Department of Health and Human Service’s Provider Relief Fund (HHS), a fund distributing $150 billion to hospitals and healthcare providers on the front line of the COVID-19 outbreak; and the Treasury’s Coronavirus Relief Fund (CRF) which provides $150 billion in federal funded grants to individual states and local agencies to disburse to its providers that meet relevant COVID-related criteria.  Summit’s skilled nursing and assisted living tenants and operators have been able to benefit from some or all of these federal and state government assistance programs.

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As the COVID-19 pandemic enters its full year of existence, many states have experienced secondary waves of positive cases. In addition, other countries are facing mutated cases of the virus which are slowly making their way to the United States. Our operators continue to work diligently to abide by CDC guidelines for limiting the spread of the disease within their facilities, as well as protect their staff and residents. Over the past few months, our facilities’ operators have administered the Pfizer and Moderna vaccines to both patients and staff. This pandemic continues to rapidly evolve and the ultimate unknown impact on senior housing and skilled nursing creates a material uncertainty and risk with respect to our business, operations, financial condition, and liquidity.

Please review our Form 10-K for the year ending December 31, 2020 filed with the SEC on March 29, 2021 for additional information regarding the risks associated with this pandemic and its impact on us. We will continue to monitor the impact on our business as well as proactively work with our tenants and partners through this unprecedented time.

PORTFOLIO

In part based on these unprecedented times, Summit did not acquire or dispose of any real assets during 2020. Summit currently has ownership interests in 57 senior housing facilities totaling 5,339 beds across 14 states as follows: 100% ownership of three properties, a 95% interest in four properties, a 35% interest in two properties, a 20% interest in two properties, a 15% interest in 14 properties and a 10% interest in 32 properties. During 2021, we will continue to endeavor to raise institutional third-party capital to make acquisitions that we believe are accretive to shareholder value, as well as consider other potential strategic options that we believe would be in the best interests of our shareholders.

ELIZABETH PAGLIARINI ON PANEL ADDRESSING 2021 INVESTMENT PIPELINE

On February 24, 2021, our Chief Operating Officer and Chief Financial Officer, Elizabeth Pagliarini, joined a panel with other industry leaders at the Information Management Network (IMN) CFO & COO Virtual Forum to discuss “What’s in Your 2021 Investment Pipeline?” The discussion included insights from the panel regarding changes in the supply-demand dynamics in markets and the values of investment properties in those markets, opportunities in distressed assets acquisitions and dispositions, the impact of the pandemic and the role of environmental, social and governance (ESG) on investment strategies.

ACQUISITION UPDATE

On February 8, 2021, Summit entered into a Purchase and Sale Agreement to acquire 100% interest in three (3) skilled nursing facilities located in California’s Inland Empire for a total purchase price of $20,055,000. Summit expects to invest up to approximately $6.3 million in equity for the acquisition and finance the remainder through a competitive rate bridge loan.

LITIGATION UPDATE

As we have previously reported, the judge signed and entered the order on March 14, 2019 granting us terminating sanctions which dismissed the complaint against us by Cornerstone Realty Advisors (“CRA”) and Cornerstone Ventures Inc. (“CVI”) with prejudice and awarded Summit monetary sanctions in the amount of $588,671 due to the plaintiffs’ discovery abuse. On May 21, 2019, CRA and CVI filed a notice of appeal from the Judgment. Summit subsequently filed a notice of cross-appeal from the Judgment on June 3, 2019. On July 9, 2019, the California Court of Appeal, Fourth District dismissed CRA and Cornerstone Ventures, Inc.’s appeal with prejudice. On October 28, 2020, the Court of Appeal issued an opinion affirming in part, and reversing, in part, the trial court’s opinion and remanded the action back to the trial court. On February 11, 2021, the trial court issued an order awarding an additional $189,645 in monetary sanctions for the period prior to July 12, 2016 in favor of the Company and against CRA and CVI.

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PROPERTY PROFILE – PACIFIC HEALTH & REHABILITATION

On December 21, 2012, we acquired, through a wholly owned subsidiary, a skilled nursing facility in Tigard, Oregon currently known as Pacific Health & Rehabilitation for $8.2 million. The 25,082 square foot facility has 73 operating beds (41 units) and was built in 1966. The facility is leased to Pacific Garden Estates, LLC pursuant to a fifteen-year term master lease on a triple-net basis and is secured by a loan insured by the U.S. Department of Housing and Urban Development (“HUD”).

Please review all our filings with the SEC for more information. If you have any questions, please contact your financial advisor, our investor services and transfer agent team at Computershare at (888) 522-1771, or our Senior Vice President, Chris Kavanagh at (949) 535-1988. As always, thank you for your continued confidence and support.

Sincerely,

Elizabeth A. Pagliarini

Chief Operating Officer & Chief Financial Officer

This letter contains forward-looking statements relating to the business and financial outlook of Summit Healthcare REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Summit Healthcare REIT, Inc.’s quarterly report for the periods ended March 31, 2020, June 30, 2020, September 30, 2020, and annual report on Form 10-K for the year ended December 31, 2020. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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